UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): November 22, 2013

DFC GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1436 Lancaster Avenue, Suite 300 Berwyn, Pennsylvania	19312
(Address of Principal Executive Offices)	(Zip Code)

610-296-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 22, 2013, DFC Global Corp. (the “Company”) announced its decision not to proceed with the previously-announced Senior Notes offering through its wholly-owned subsidiaries Dollar Financial UK Holding PLC and National Money Mart Company (“NMM”) at this time due principally to current market conditions. As a result of its decision not to proceed with its Senior Notes offering, the Company also announced that NMM is terminating its previously-announced cash tender offer for its outstanding 10.375% Senior Notes due 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, DFC Global Corp. has caused this report to be signed on its behalf by the undersigned thereunto authorized this 22nd day of November, 2013.

DFC GLOBAL CORP.

Date: November 22, 2013	By:	/s/ William M. Athas
		Name:	William M. Athas

		Title:	Senior Vice President of Finance and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release